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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         -----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):          October 13, 1998
                                                           (September 28, 1998)




                            Flowers Industries, Inc.
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          Georgia                      1-9787                  58-0244940
          -------                      ------                  ----------
      (State or Other               (Commission             (I.R.S. Employer
      Jurisdiction of               File Number)            Identification No.)
      Incorporation)







1919 Flowers Circle, P.O. Box 1338, Thomasville, GA            31757
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       (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (912) 226-9110

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Item 2.  Acquisition or Disposition of Assets.

         On September 28, 1998, Keebler Foods Company ("Keebler"), of which Flowers Industries, Inc. ("Flowers") owns a 55% majority interest, purchased all of the outstanding common stock of President International, Inc. ("President") from President International Trade and Investment Corporation for a purchase price of $450 million. The acquisition has been financed with cash and new bank debt.

         President, with annualized net sales of approximately $450 million, is the fifth largest cookie marketer in the United States and is the leading supplier of Girl Scout cookies. Its key brands include "Famous Amos", "Plantation" and "Murray".

Item 7.  Financial Statements and Exhibits.

         (a), (b) Financial Statements of Business Acquired; Pro Forma Financial Information. The historical and pro forma financial statements called for by this Item 7 will be provided under cover of Form 8-K/A as soon as practicable, but no later than December 14, 1998.

         (c)       Exhibits

                   2.      Stock Purchase Agreement dated August 24, 1998.



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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    FLOWERS INDUSTRIES, INC.



                                    BY:  /s/ Jimmy M. Woodward
                                         --------------------------------------
                                         Jimmy M. Woodward
                                         Treasurer and Chief Accounting Officer





Date:  October 13, 1998
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